U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 15, 2007

THERMODYNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10707	06-1042505
[State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

651 Day Hill Road, Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

860-683-2005

(Registrant's telephone number)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -

Item 5.03.  Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year.

The Company amended Article V of its bylaws in order to comply with rules adopted by the NYSE, AMEX, and NASDAQ which alter the listing requirements for all companies of shares that are traded on those exchanges.  The Corporation’s amendment to its bylaws provides for uncertificated shares by adding Section 5 to Article V of its bylaws as follows:

“           Section 5 -Uncertificated Shares: The shares of the Corporation shall be either represented by a certificate or shall be uncertificated.  Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.”

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibits
3.ii	Amended and restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

(Registrant)
THERMODYNETICS, INC.

By:	/s/ Robert A. Lerman
Robert A. Lerman, President

Date: October 15, 2007